Exhibit 99

Form 4 Joint Filer Information

Name:	Frazier Healthcare III, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	FHM III, LLC

Issuer & Ticker Symbol:	Alexza Pharmaceuticals Inc. (ALXA)

Date of Event Requiring Statement:	March 13, 2006

Frazier Healthcare III, LP
By: FHM III, LLC, its General Partner
By: Frazier & Company, Inc., Manager

By:	/s/ Alan D. Frazier
Alan D. Frazier, President

Name:	Frazier Affiliates III, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	FHM III, LLC

Issuer & Ticker Symbol:	Alexza Pharmaceuticals Inc. (ALXA)

Date of Event Requiring Statement:	March 13, 2006

Frazier Affiliates III, LP
By: FHM III, LLC, its General Partner
By: Frazier & Company, Inc., Manager

By: /s/ Alan D. Frazier
Alan D. Frazier, President

Name:	Frazier Healthcare IV, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	FHM III, LLC

Issuer & Ticker Symbol:	Alexza Pharmaceuticals Inc. (ALXA)

Date of Event Requiring Statement:	March 13, 2006

Frazier Healthcare IV, LP
By: FHM IV, LP
Its General Partner
By:	FHM IV, LLC
Its General Partner

By: /s/ Alan D. Frazier
Alan D. Frazier, Member

Name:	Frazier Affiliates IV, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	FHM III, LLC

Issuer & Ticker Symbol:	Alexza Pharmaceuticals Inc. (ALXA)

Date of Event Requiring Statement:	March 13, 2006

Frazier Affiliates IV, LP
By: FHM IV, LP
Its General Partner
By:	FHM IV, LLC
Its General Partner

By: /s/ Alan D. Frazier
Alan D. Frazier, Member

Name:	FHM IV, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	FHM III, LLC

Issuer & Ticker Symbol:	Alexza Pharmaceuticals Inc. (ALXA)

Date of Event Requiring Statement:	March 13, 2006

FHM IV, LP
By: FHM IV, LLC
Its General Partner

By: /s/ Alan D. Frazier
Alan D. Frazier, Member